                                                                 EXHIBIT 10(a)

                          PURCHASE AND SALE AGREEMENT



                                    BETWEEN


                         OVERSEAS PARTNERS (AFC), INC.


                                      AND

                      HINES INTERESTS LIMITED PARTNERSHIP


                           ATLANTA FINANCIAL CENTER




                               March ____, 2001

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1. DEFINITIONS                                                                   1

ARTICLE 2. PURCHASE AND SALE                                                             8
     2.1. Agreement to Sell and Purchase                                                 8
     2.2.  Permitted Exceptions                                                          8
     2.3. Earnest Money                                                                  8
     2.4. Purchase Price                                                                 9
     2.5. Independent Contract Consideration                                            10
     2.6. Closing                                                                       10

ARTICLE 3. PURCHASER'S INSPECTION AND REVIEW RIGHTS                                     10
     3.1. Due Diligence Inspections                                                     10
     3.2. Seller's Deliveries to Purchaser; Purchaser's Access to Seller's
           Property Records                                                             11
     3.3. Condition of the Property                                                     13
     3.4. Title and Survey                                                              14
     3.5. Operating Agreements                                                          14
     3.6. Termination of Agreement                                                      15
     3.7. Confidentiality                                                               15
     3.8. Provisions Regarding Ability to Assume Existing Note and Existing Mortgage    16
     3.9. Conduit Agreements                                                            17

ARTICLE 4. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS                             17
     4.1. Representations and Warranties of Seller                                      17
     4.2. Knowledge Defined                                                             22
     4.3. Covenants and Agreements of Seller                                            23
     4.4. Representations and Warranties of Purchaser                                   24

ARTICLE 5. CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS                             25
     5.1. Seller's Closing Deliveries                                                   25
     5.2. Purchaser's Closing Deliveries                                                27
     5.3. Closing Costs                                                                 28
     5.4. Prorations and Credits                                                        29

ARTICLE 6. CONDITIONS TO PURCHASER'S OBLIGATIONS                                        31
     6.1. Conditions Precedent to Purchaser's Obligations                               31
     6.2. Conditions Precedent to Seller's Obligations                                  32

ARTICLE  7. CASUALTY AND CONDEMNATION                                                   33
     7.1. Casualty                                                                      33
     7.2. Condemnation                                                                  34

ARTICLE 8. DEFAULT AND REMEDIES                                                         34
     8.1. Purchaser's Default                                                           34
     8.2. Seller's Default                                                              35

ARTICLE 9. ASSIGNMENT                                                                   35
     9.1. Assignment                                                                    35

ARTICLE 10. BROKERAGE COMMISSIONS                                                       35
     10.1. Broker                                                                       35

ARTICLE 11. MISCELLANEOUS                                                               36
     11.1. Notices                                                                      36
     11.2  Possession                                                                   38
     11.3  Time Periods                                                                 38
     11.4  Publicity                                                                    38
     11.5  Discharge of Obligations                                                     38
     11.6  Severability                                                                 39
     11.7  Construction                                                                 39
     11.8  Sale Notification Letters                                                    39
     11.9  Survival                                                                     39
     11.10 General Provisions                                                           39
     11.11 Attorney's Fees                                                              40
     11.12 Counterparts                                                                 40
     11.13 OPCC's Agreement                                                             40

SCHEDULE OF EXHIBITS

                                                                             Reference
                                                                             ---------
Exhibit "A"       Description of Property                                    p 4
-----------
Exhibit "B"       List of principal NY Life Loan Documents and copies of     pp 2 & 3
-----------       Existing Note, Existing Mortgage, Existing Assignment of
                  Leases, Existing Environmental Indemnity, Existing
                  Guaranty, Existing Reserve Account Agreement, Existing
                  One Time Transfer Letter and other of the principal NY
                  Life Loan Documents

Exhibit "C"       List of Existing Commission Agreements and Management      pp 2, 4 & (S) 4.1(f)
-----------       Agreement

Exhibit "D"       Form of Escrow Agreement                                   p 3
-----------
Exhibit "E"       List of Existing Environmental Reports                     p 3
-----------
Exhibit "F"       Rent Roll                                                  p 5
-----------
Exhibit "G"       List of Personal Property                                  p 5
-----------
Exhibit "H"       List of Operating Agreements                               p 5
-----------
Exhibit "I"       Form of Tenant Estoppel Certificate                        p 6 & (S) 6.1(d)
-----------
Exhibit "J"       Property Tax Appeals                                       (S) 4.1(g)
-----------
Exhibit "K"       Unpaid Tenant Inducement Costs and Leasing Commissions     (S) 5.4(d)
-----------       re current tenants for which Purchaser is responsible

Exhibit "L"       List of Leases (and Amendments) by Dates of Execution      (S) 4.1(e)
-----------
Exhibit "M"       Actions, Suits, Proceedings Pending or Threatened          (S) 4.1(f)
-----------
Exhibit "N"       List of Lease Guaranties                                   (S) 4.1(s)
-----------
Exhibit "O"       List of Operating Agreements which Purchaser will Assume   (S) 3.5
-----------

Exhibit "P"       Form of Conduit Agreement                                  p 3
-----------
Exhibit "Q"       Conduit Value Chart                                        p 3
-----------

                         SCHEDULE OF CLOSING DOCUMENTS


Schedule 1          Form of Limited Warranty Deed
Schedule 2 Form of Assignment and Assumption of Leases and Security Deposits and Leasing Commission Obligations arising after Closing
Schedule 3          Form of Bill of Sale to Personal Property
Schedule 4          Form of Assignment and Assumption of Contracts
Schedule 5          Form of General Assignment of Seller's Interest in
                    Intangible Property
Schedule 6          Form of Seller's Affidavit (for Purchaser's Title Insurance
                    Purposes)
Schedule 7 Form of Seller's Certificate (as to Seller's Representations and Warranties)
Schedule 8          Form of Seller's FIRPTA Affidavit
Schedule 9          Form of Seller's Georgia Withholding Tax Affidavit
Schedule 10 Form of Purchaser's Certificate (as to Purchaser's Representations and Warranties)
Schedule 11         Form of Seller's Estoppel (as to tenants)

                          PURCHASE AND SALE AGREEMENT

                           ATLANTA FINANCIAL CENTER


================================================================================
     THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), made and entered into
                                            ---------
this ____ day of March, 2001, by and between OVERSEAS PARTNERS (AFC), INC., a Georgia corporation ("Seller"), and HINES INTERESTS LIMITED PARTNERSHIP, a
                      ------
Delaware limited partnership ("Purchaser"), with OVERSEAS PARTNERS CAPITAL
                               ---------
CORP., a Delaware corporation ("OPCC") joining in the execution of this Agreement for the purposes specified in Section 1613 hereof.


                                  WITNESETH:
                                  ---------

     WHEREAS, Seller desires to sell certain improved real property commonly known as "Atlanta Financial Center" located at 3333, 3343 and 3353 Peachtree Road, City of Atlanta, Fulton County, Georgia, containing a total of approximately 888,954 rentable square feet together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

     WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

                                  ARTICLE 1.
                                  DEFINITIONS


     For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

     "Additional Earnest Money" shall mean the sum of Five Hundred Thousand and
      ------------------------
No/100 Dollars Money" shall mean the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.).

     "Assignment and Assumption of Leases" shall mean the form of assignment and
      -----------------------------------
assumption of Leases and Security Deposits and obligations under the Commission Agreements to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as Schedule 2.

     "Assignment and Assumption of Operating Agreements" shall mean the form of
      -------------------------------------------------
assignment and assumption of the Operating Contracts to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as
Schedule 4.

     "Bill of Sale" shall mean the form of bill of sale to the Personal Property
      ------------
to be executed and delivered by Seller to Purchaser at the Closing in the form attached hereto as Schedule 3.

     "Broker" shall have the meaning ascribed thereto in Section 10.1 hereof.
      ------

     "Business Day" shall mean any day other than a Saturday, Sunday or other
      ------------
day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

     "Closing" shall mean the consummation of the purchase and sale of the
      -------
Property pursuant to the terms of this Agreement.

     "Closing Date" shall have the meaning ascribed thereto in Section 2.6
      ------------
hereof.

     "Commission Agreements" shall have the meaning ascribed thereto in Section
      ---------------------
4.1(f) hereof, and such agreements are more particularly described on Exhibit "C" attached hereto and made a part hereof.

     "Conduit Agreements" shall mean the license agreements proposed to be
      ------------------
hereafter entered into by Seller with AT&T, Level 3 Communications and Metro Media Fiber Network [or any substitutes(s) approved by Purchaser for any of the foregoing, which approval will not be unreasonably withheld, delayed or conditioned] for no more nor less than a total of five (5) conduits, each of which Conduit Agreements shall be substantially in the form of Exhibit "P" attached hereto and made a part hereof (any changes or modifications to said form must be approved by Purchaser, which approval will not be unreasonably withheld, delayed or conditioned except as to any change to Paragraph 15 of Exhibit "P") and shall contain the economic and other terms set forth in the Conduit Value Chart.

     "Conduit Value Chart" shall mean the Schedule for Telecom Conduit Income
      -------------------
and Value dated January 5, 2001, attached hereto as Exhibit "Q" and made a part hereof.

     "Deductible" shall have the meaning ascribed thereto in Section 4.1 hereof
      ----------
[in the second grammatical paragraph following (y)].

     "Due Diligence Material" shall have the meaning ascribed thereto in Section
      ----------------------
3.7 hereof.

     "Earnest Money" shall mean the Initial Earnest Money, together with any
      -------------
Additional Earnest Money actually paid by Purchaser to Escrow Agent hereunder, and together with all interest which accrues thereon as provided in Section 2.3(c) hereof and in the Escrow Agreement.

     "Effective Date" shall mean the last date upon which the following shall
      --------------
have occurred: (a) Purchaser and Seller shall have delivered at least two (2) fully executed counterparts of this

Agreement to the other, (b) Purchaser, Seller and Escrow Agent shall have executed and delivered at least one (1) fully executed counterpart of the Escrow Agreement to each other party, and (c) Purchaser shall have delivered the Initial Earnest Money (by federal wire transfer or delivery of Purchaser's check made payable to Escrow Agent) to Escrow Agent.

     "Environmental Law" shall mean any law, ordinance, rule, regulation, order,
      -----------------
judgment, injunction or decree relating to pollution or Hazardous Substances, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act, any state and local environmental law (including, without limitation, the Georgia Hazardous Site Response Act ("HSRA"), all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

     "Escrow Agent" shall mean First American Title Insurance Company, at its
      ------------
office at 5775 Glenridge Drive, N.E., Suite 240A, in Atlanta, Georgia.

     "Escrow Agreement"  shall mean that certain Escrow Agreement dated as of
      ----------------
March 8, 2001, by and among Seller, Purchaser and Escrow Agent with respect to the Earnest Money.

     "Existing Assignment of Leases" shall mean that certain Assignment of
      -----------------------------
Leases, Rents, Income and Cash Collateral between Seller and NY Life, dated October 23, 1996, recorded in Deed Book 21706, Page 82, Fulton County, Georgia records, a true and correct copy of which Existing Assignment of Leases is attached hereto as Exhibit "B".

     "Existing Environmental Indemnity" shall mean that certain Environmental
      --------------------------------
Indemnity Agreement between Seller and NY Life dated October 23, 1996, a true and correct copy of which Existing Environmental Indemnity is attached hereto as Exhibit "B".

     "Existing Environmental Reports" shall mean those certain reports,
      ------------------------------
correspondence and related materials more particularly described on Exhibit "E" attached hereto and made a part hereof.

     "Existing Financing Statements" shall mean all UCC Financing Statements
      -----------------------------
naming NY Life as secured party and Seller as debtor and appearing of record with respect to any of the Property.

     "Existing Guaranty" shall mean that certain Guaranty of Payment Relating to
      -----------------
Leasing dated October 23, 1996, between OPCC and NY Life, a true and correct copy of which Existing Guaranty is attached hereto as Exhibit "B".

     "Existing Mortgage" shall mean that certain Deed to Secure Debt, Assignment
      -----------------
of Leases and Security Agreement, dated October 23, 1996, between Seller and NY Life recorded in Deed Book 21706, Page 10, Fulton County, Georgia records, which secures the Existing Note, a true and correct copy of which Existing Mortgage is attached hereto as Exhibit "B".

     "Existing Note" shall mean that certain Promissory Note dated October 23,
      -------------
1996, made by Seller payable to the order of NY Life in the original principal amount of Seventy-Nine Million Seven Hundred Thousand and No/100 Dollars ($79,700,000.00), a true and correct copy of which Existing Note is attached as Exhibit "B" hereto and made a part hereof, and which has a current principal balance of approximately $76,267,914.00, but in any event, no less than $76,000,000.00 which bears interest at the rate of 7.8% per annum, which is payable in monthly installments of principal and interest in the amount of $573,737.00, with the final payment of all unpaid principal, and accrued but unpaid interest thereon, being due on November 10, 2006.

     "Existing One Time Transfer Letter" shall mean that certain One Time
      ---------------------------------
Transfer Letter dated October 23, 1996, from NY Life to Seller, a true and correct copy of which Existing One Time Transfer Letter being attached hereto as Exhibit "B".

     "Existing Reserve Account Agreement" shall mean that certain Reserve
      ----------------------------------
Account Agreement dated October 23, 1996, between Seller and NY Life, a true and correct copy of which Reserve Account Agreement is attached hereto as Exhibit "B".

     "Existing Survey" shall mean that certain survey with respect to the Land
      ---------------
and the Improvements prepared by Mallett & Associates dated December 20, 1993, and last revised October 14, 1996.

     "FIRPTA Affidavit"  shall mean the form of FIRPTA Affidavit to be executed
      ----------------
and delivered by Seller to Purchaser at Closing in the form attached hereto as
Schedule 8.

     "First Title Notice" shall have the meaning ascribed thereto in Section 3.4
      ------------------
hereof.

     "FPGT" shall mean First Plaza Group Trust, a New York trust.
      ----

     "General Assignment" shall have the meaning ascribed thereto in Section
      ------------------
5.1(g) hereof.

     "Hazardous Substances" shall mean any and all pollutants, contaminants,
      --------------------
toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

     "Hines" shall mean Hines Interests Limited Partnership, a Delaware limited
      -----
partnership.

     "Improvements" shall mean all buildings, structures and improvements now or
      ------------
on the Closing Date situated on the Land, including without limitation, all parking areas and facilities, improvements and fixtures located on, under, over or upon the Land.

     "Initial Earnest Money" shall mean the sum of Five Hundred Thousand and
      ---------------------
No/100

Dollars ($500,000.00 U.S.).

     "Inspection Period" shall mean the period expiring at 11:59 P.M. Eastern
      -----------------
Standard Time on March 28, 2001.

     "Intangible Property" shall mean all intangible property, if any, owned by
      -------------------
Seller and related to the Land and Improvements, including without limitation, Seller's rights and interests, if any, in and to the following (to the extent assignable): (i) the name "Atlanta Financial Center", (ii) all plans and specifications and other architectural and engineering drawings for the Land and Improvements; (iii) all warranties or guaranties given or made in respect of the Improvements or Personal Property; (iv) all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements; and (v) all Operating Agreements that Purchaser agrees to assume.

     "Land" shall mean those certain tracts or parcels of real property located
      ----
in the City of Atlanta, Fulton County, Georgia, which are more particularly described on Exhibit "A" attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

     "Lease" and "Leases" shall mean the leases or occupancy agreements
      -----       ------
(exclusive of any subleases), together with all amendments, modifications and supplementations thereto, including those in effect on January 5, 2001 which are more particularly identified on Exhibit "F" attached hereto, and any amended or new leases entered into pursuant to Section 4.3(a) of this Agreement, which as of the Closing affect all or any portion of the Land or Improvements.

     "Major Tenant" or "Major Tenants" shall mean The Robinson Humphrey Company,
      ------------      -------------
LLC; Morris, Manning & Martin, LLP; PeopleSoft, Inc.; Marsh USA, Inc.; BellSouth Personal Communications; and The Buckhead Club plus seven (7) of the following
                                               ----
eight (8) tenants: Enterprise Capital Management, Inc.; Grubb & Ellis Company; Montag & Caldwell, Inc.; Moore Copies, Inc.; Milliman & Robertson, Inc.; Freebairn & Company; University of Georgia; and Lockheed Martin Corporation.

     "Management Agreement" shall have the meaning ascribed thereto in Section
      --------------------
4.1(f) hereof and is more particularly described on Exhibit "C" attached hereto and made a part hereof.

     "Monetary Objection or Objections" or "Monetary Exception or Exceptions"
      --------------------------------      --------------------------------
shall mean (a) any mortgage, deed to secure debt, deed of trust, security interest or similar security instrument encumbering all or any part of the Property, except that no NY Life Loan Document shall be a Monetary Exception,
(b) any mechanic's, materialman's or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located, and
(e) matters other than the foregoing first appearing of record after the date of this Agreement and arising by, through or under Seller.

     "NY Life" shall mean New York Life Insurance Company, the holder of the NY
      -------
Life Loan Documents, or its successors or assigns as the holder of the NY Life Loan Documents.

     "NY Life Consents" shall have the meaning ascribed thereto in Section 3.8
      ----------------
hereof.

     "NY Life Loan Documents" shall mean the Existing Note, the Existing
      ----------------------
Mortgage, the Existing Assignment of Leases, the Existing Financing Statements, and the Existing Reserve Account Agreement and all other agreements, contracts, certificates and documents evidencing or securing the indebtedness evidenced by the Existing Note; the principal NY Life Loan Documents being listed on Exhibit "B" attached hereto and made a part hereof with copies of items 1 through 13 of said Exhibit "B" attached as a part of Exhibit "B".

     "OPCC" shall mean Overseas Partners Capital Corp., a Delaware corporation.
      ----

     "Operating Agreements" shall mean all those certain contracts and
      --------------------
agreements more particularly described on Exhibit "H" attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property.

     "Other Notices of Sale" shall have the meaning ascribed thereto in Section
      ---------------------
5.1(s) hereof.

     "Permitted Exceptions" shall mean, collectively, (a) liens for taxes,
      --------------------
assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Leases, and (c) such other easements, restrictions and encumbrances currently of record in the chain of title of the Property that do not constitute Monetary Exceptions.

     "Personal Property" shall mean all furniture (including common area
      -----------------
furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller or any affiliate of Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on Exhibit "G" attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's property manager which Seller deems proprietary) relating to the Land and Improvements. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller's business, but does include all furniture and artwork (other than the artwork on exhibition) located in the public areas of the Improvements.

     "Property"  shall have the meaning ascribed thereto in Section 2.1 hereof.
      --------

     "Purchase Price" shall be the amount specified in Section 2.4 hereof.
      --------------

     "Purchaser" shall mean Hines Interests Limited Partnership, a Delaware
      ---------
limited partnership.

     "Purchaser's Certificate" shall have the meaning ascribed thereto in
      -----------------------
Section 5.2(d) hereof.

     "Rent Roll" shall mean Exhibit "F" attached to this Agreement and made a
      ---------
part hereof.

     "Security Deposits" shall mean any security deposits, rent or damage
      -----------------
deposits or similar amounts, including without limitation, any letters of credit or similar financial instruments (other than rent paid for the month in which the Closing occurs) actually held by Seller with respect to any of the Leases.

     "Seller"  means Overseas Partners (AFC), Inc., a Georgia corporation.
      ------

     "Seller's Affidavit" shall mean the form of owner's affidavit to be given
      ------------------
by Seller at Closing to the Title Company in the form attached hereto as
Schedule 6.

     "Seller's Certificate" shall mean the form of certificate to be executed
      --------------------
and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller's warranties and representations contained in this Agreement (modified and updated as the circumstances require and as permitted herein), in the form attached hereto as Schedule 7.

     "Seller's Closing Documents" shall mean all documents executed and
      --------------------------
delivered by Seller at or in connection with, or to effect, the Closing.

     "Seller's Estoppel" shall mean the form of estoppel that may be executed
      -----------------
and delivered by Seller and OPCC at Closing in substantially the form attached hereto as Schedule 11, as contemplated in Section 6.1(d) hereof.

     "Survey" and "Surveys" shall have the meaning ascribed thereto in Section
      ------       -------
3.4 hereof.

     "Taxes" shall have the meaning ascribed thereto in Section 5.4(a) hereof.
      -----

     "Tenant Estoppel Certificate" or "Tenant Estoppel Certificates" shall mean
      ---------------------------      ----------------------------
certificates to be sought from the tenants under the Leases in substantially the form attached hereto as Exhibit "I".

     "Tenant Inducement Costs" shall mean any out-of-pocket payments required
      -----------------------
under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and club membership allowances and costs. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being understood and agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

     "Tenant Notices of Sale" shall have the meaning ascribed thereto in Section
      ----------------------
5.1(r) hereof.

     "Title Company" shall mean Fidelity National Title Insurance Company of
      -------------
New York.

     "Title Commitment" shall have the meaning ascribed thereto in Section 3.4
      ----------------
hereof.

     "Warranty Deed" shall mean the form of deed attached hereto as Schedule 1.
      -------------


                                  ARTICLE 2.
                               PURCHASE AND SALE


     2.1. Agreement to Sell and Purchase.  Subject to and in accordance with the
          ------------------------------
terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the "Property"):
                                                               --------

     (a)  the Land;

     (b)  the Improvements;

     (c)  the Leases and the Security Deposits;

     (d)  the Personal Property; and

     (e)  the Intangible Property.

     2.2. Permitted Exceptions.  The Property shall be conveyed subject to the
          --------------------
matters which are, or are deemed to be, Permitted Exceptions.

     2.3. Earnest Money.
          -------------

     (a) Contemporaneously with Purchaser's execution and delivery of this Agreement, Purchaser has delivered the Initial Earnest Money to Escrow Agent by federal wire transfer or by Purchaser's check, payable to Escrow Agent, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement.

     (b) On or before the last day of the Inspection Period, Purchaser shall deposit the Additional Earnest Money with Escrow Agent. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser's timely deposit of the Additional Earnest Money with Escrow Agent prior to the expiration of the Inspection Period; and that if Purchaser fails to deposit the Additional Earnest Money with Escrow Agent prior to the expiration of the Inspection Period, this Agreement shall terminate, and Escrow Agent shall return the Initial Earnest Money to Purchaser, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

     (c) The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. All interest and other income from time to time earned on the Initial Earnest Money and the Additional Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money, the Additional Earnest Money and all such interest and other income.

     2.4. Purchase Price.
          --------------

          (a)    At Closing.  Subject to the adjustment and credits as otherwise
                 ----------
     specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the
                 --------------
     Property shall be One Hundred Fifty-Four Million Dollars ($154,000,000US); provided however, that if the Conduit Agreements are executed and delivered at or prior to Closing, the Purchase Price shall be increased by the amount of Eight Hundred Sixty-Nine Thousand Forty-Seven Dollars ($869,047US). The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

          (i) The Earnest Money shall be paid by Escrow Agent to Seller at Closing;

          (ii) Purchaser shall take title to the Property subject to the outstanding principal indebtedness of the Existing Note secured as of the Closing Date by the Existing Mortgage; and

          (iii) An amount equal to the Purchase Price, less the amount equal to the principal indebtedness secured as of the Closing Date shall be paid by Purchaser to Seller at the Closing by Cashier's Check or by wire transfer of immediately available federal funds to an account designated by Seller, less the amount of the Earnest Money paid by Escrow Agent to Seller at Closing, and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

          (b)    Post-Closing.  Purchaser covenants and agrees that if the
                 ------------
     Conduit Agreements have not been entered into by the Closing, Purchaser will use reasonable good faith efforts to enter into the Conduit Agreements on terms acceptable to Purchaser after the Closing. If the Conduit Agreements are entered into by Purchaser within ninety (90) days after the Closing Date, then Purchaser shall pay to Seller on the ninetieth (90/th/) day after the Closing Date, as an increase in and part of the Purchase Price, the amount of

     Eight Hundred Sixty-Nine Thousand Forty-Seven Dollars ($869,047.00US).

     2.5. Independent Contract Consideration. In addition to, and not in lieu of
          ----------------------------------
the delivery to Escrow Agent of the Initial Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser's execution and delivery of this Agreement to Seller, Purchaser's check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Property pursuant to Article III. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

     2.6. Closing. The consummation of the sale by Seller and purchase by
          -------
Purchaser of the Property (the "Closing") shall be held after March 28, 2001,
                                -------
and on or before April 6, 2001, provided that if the condition to Closing set forth in Section 6.1(d) has not been satisfied by Seller or waived by Purchaser, then Seller, at Seller's option, may extend the outside date for the Closing to the earlier to occur of (i) three (3) Business Days after satisfaction by Seller of the condition set forth in Section 6.1(d) and Seller's notice to Purchaser that such condition has been satisfied, or (ii) April 14, 2001. Subject to the foregoing, the Closing shall take place at an office in the metropolitan Atlanta, Georgia area, and at such specific place, time and date (the "Closing
                                                                       -------
Date") as shall be designated by Purchaser in a written notice to Seller not
----
less than three (3) Business Days prior to Closing. If Purchaser fails to give such notice of the Closing Date, the Closing shall be at the offices of Troutman Sanders LLP, Suite 5200, 600 Peachtree Street, N.E., Atlanta, Georgia 30308-2216, at 2:00 p.m. on the outside date for Closing as provided above.

                                  ARTICLE 3.
                   PURCHASER'S INSPECTION AND REVIEW RIGHTS


     3.1. Due Diligence Inspections.
          -------------------------

     (a) From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives to inspect the Property to perform due diligence, soil analysis and environmental investigations, to examine the records of Seller with respect to the Property, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing; provided that if Purchaser desires to undertake such intrusive testing for any reason other than determining whether Hazardous Substances are present or other environmental purposes, Purchaser shall first obtain Seller's written approval which shall not be withheld if Purchaser conducts such testing in accordance with commercially customary standards. All such inspections shall be performed in such a manner to minimize any interference with the business of the tenants under the Leases at the Property and, in each case, in compliance with Seller's rights and obligations as landlord under the Leases. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser's expense. Seller reserves the right to have a representative present at the time of making any such inspection. Purchaser shall notify Seller not less than one (1) Business Day in advance of making any such inspection.

     (b) If the Closing is not consummated hereunder, Purchaser shall promptly deliver copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections to Seller, other than attorney and accountant work product, attorney-client privileged documents and other information proprietary to Purchaser or its beneficial owners (as compared to the Property); provided, however, that delivery of such copies and information shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise; and further provided to the extent Seller allows any of such information to be used in any manner by any third party, Seller shall indemnify, defend and hold Purchaser and its representatives, agents, consultants and contractors harmless from and against any loss, cost or expense which any such person may suffer arising out of use of any such information.

     (c) To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys' fees actually incurred) as a result of any liens claimed or filed, or damage to property or injury to persons arising out of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of Seller during any such inspection and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors, or any release of Hazardous Substances resulting from the negligence of Purchaser or its representatives, agents or contractors). Said indemnification agreement shall survive the Closing and any earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser's consultants and contractors maintain public liability insurance and property damage insurance in an amount not less than $2,000,000 and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser's behalf.

     3.2. Seller's Deliveries to Purchaser; Purchaser's Access to Seller's
          ----------------------------------------------------------------
Property Records.
----------------

     (a) Purchaser acknowledges receipt of the following (and Purchaser further acknowledges that no additional items are required to be delivered by Seller to Purchaser except as may be expressly set forth in other provisions of this Agreement):

     (i) Copies of current Property tax bills and assessor's statements of current assessed value.

     (ii)   Copies of Property operating statements for the past 24 months.

     (iii)  2000 Operating Plan.

     (iv) Copies of all Leases, guarantees, any amendments and letter agreements relating thereto existing as of January 5, 2001.

     (v) An aged tenant receivable report, if any, regarding income from the tenants.

     (vi) Monthly tenant, tax and CAM billing statements and general ledger for the past 24 months.

     (vii)  All Operating Agreements currently in place at the Property.

     (viii) Copies of the most recent title insurance policies and as-built surveys with respect to the Property.

     (b) From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser's representatives, on reasonable advance notice and during normal business hours, to have access to Seller's existing non-confidential books, records and files relating to the Property, at Seller's on-site management office at the Property and at Seller's office at 115 Perimeter Center Place, Suite 940, Atlanta, Georgia, for the purpose of inspecting and (at Purchaser's expense) copying the same, including, without limitation, the materials listed below (to the extent any or all of the same are in Seller's possession or control), subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller may be bound, and provided that Seller shall not be required to deliver or make available to Purchaser (i) any records, reports, notices, test results or other information in Seller's possession relating to the environmental condition of the Property other than the Existing Environmental Reports, and
(ii) any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents (but not if the subject matter relates to the design or physical condition of the Property), or other information in the possession or control of Seller or Seller's property manager which would not be relevant in connection with a customary due diligence investigation of a property comparable to the Property). Purchaser acknowledges and agrees, however, that Seller makes no representation or warranty (except as provided elsewhere in this Agreement) of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports, cost estimates or other materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return all copies of materials copied from Seller's books, records and files relating to the Property. It is understood and agreed that Seller shall have no obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in Seller's possession or control. Subject to the foregoing, Seller agrees to make available to Purchaser for inspection and copying, without limitation, the following books, records and files relating to the Property, all to the extent the same are in Seller's possession or control:

     (i)   Tenant Information.  Copies of the Leases and any financial
           ------------------
           statements or other financial information of any tenants under the Leases (and the Lease guarantors, if any), written information relative to the tenants' payment histories, and tenant correspondence, and all written correspondence to or from tenants under Leases of the Property to the extent Seller has the same in its possession or control;

     (ii)  Plans.  All available construction plans and specifications in
           -----
           Seller's possession or control relating to the development, condition, repair and maintenance of the Property, the Improvements and the Personal Property;

     (iii) Permits; Licenses.  Copies of any permits, licenses, or other similar
           -----------------
           documents in Seller's possession relating to the use, occupancy or operation of the Property; and

     (iv)  Operating Costs and Expenses.  All available records of any operating
           ----------------------------
           costs and expenses for the Property in Seller's possession.

     3.3.  Condition of the Property.
           -------------------------

     (a) Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser's behalf in respect of the Property and the condition thereof. Purchaser and Seller mutually acknowledge and agree that the Property is being sold in an "AS IS" condition and "WITH ALL FAULTS," known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property.

     (b) To the fullest extent permitted by law, Purchaser hereby unconditionally waives and forever releases Seller, and its officers, directors, shareholders and employees from any present or future claims arising from or relating to the presence or alleged presence of Hazardous Substances in, on, in, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law. The terms and provisions of this paragraph shall survive the Closing hereunder.

     3.4.  Title and Survey.  Promptly upon execution of this Agreement,
           ----------------
Purchaser may order at its expense, from the Title Company a preliminary title commitment with respect to the Property (the "Title Commitment"). Purchaser
                                              ----------------
shall direct the Title Company to send a copy of the Title Commitment to Seller. Promptly upon execution of this Agreement, Purchaser may arrange, also at its expense, for the preparation of one or more updates of the Existing Survey (each and together, the "Survey"). Purchaser likewise shall make copies of any such
                   ------
Survey available to Seller prior to Closing. Purchaser shall have until 11:59 P.M. Eastern Standard Time on March 15, 2001 to give written notice (the "First
                                                                          -----
Title Notice") to Seller of such
------------
objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment or in any Survey or otherwise in Purchaser's examination of title. From time to time at any time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice of exceptions to title first appearing of record after the effective date of any updated title commitment or matters of survey which would not have been disclosed by an accurate updated examination of title or preparation of an updated ALTA survey prior to date of the initial Title Commitment or the initial Survey. Seller shall have the right, but not the obligation (except as to Monetary Objections), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within five (5) Business Days after receipt of Purchaser's First Title Notice, Seller shall give written notice to Purchaser informing the Purchaser of Seller's election with respect to such objections. If Seller fails to give written notice of election within such five (5) Business Day period, Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections). If Seller elects to attempt to cure any objections, to the extent permitted under the New York Life Consents, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure, but, except for Monetary Objections, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections, if Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser's sole remedy hereunder in such event shall be either (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, or (ii) to terminate this Agreement within five (5) Business Days after receipt of written notice from Seller either of Seller's election not to attempt to cure any objection or of Seller's determination, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, or five (5) Business Days after Seller is deemed hereunder to have elected not to attempt to cure such objections [and upon any such termination under clause (ii), Escrow Agent shall return the Earnest Money to Purchaser]. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Exceptions at or prior to Closing, and may use the proceeds of the Purchase Price at Closing for such purpose.

     3.5. Operating Agreements. Purchaser will assume at Closing the Operating
          --------------------
Agreements with those vendors having designated status of "Accept" on Exhibit "O" attached hereto and made a part hereof. Taking into account any credits or prorations to be made pursuant to Article 5 hereof for payments coming due after Closing but accruing prior to Closing, Purchaser will assume the obligations arising from and after the Closing Date under those Operating Agreements so designated. Seller, without cost to Purchaser, shall terminate at Closing all Operating Agreements that are not to be assumed, as indicated on Exhibit "O", to the extent any relates to the Property.

     3.6. Termination of Agreement.  Purchaser shall have until the expiration
          ------------------------
of the Inspection Period to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser's permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time for any reason or no reason and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent shall pay the Initial Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6. Notwithstanding anything in this Section 3.6 or any other provision of this Agreement to the contrary, Purchaser confirms and agrees that Purchaser has completed its inspection of the Improvements, is satisfied with the status and condition of all structural and other physical components of the Improvements and the Property as the same exists as of March 8, 2001 (including, without limitation, all building systems in the Improvements), will make no objection to such physical condition as the same exists as of March 8, 2001, and has no right to terminate the Agreement as a result of such physical condition existing as of March 8, 2001.

     3.7. Confidentiality.  Prior to Closing, all information acquired by
          ---------------
Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser's engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Property, whether delivered by Seller or any of Seller's representatives or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of Seller's books, records and files in respect of the Property, or otherwise (collectively, the "Due Diligence
                                                                   -------------
Material") shall be used solely for the purpose of determining whether the
--------
Property is suitable for Purchaser's acquisition and ownership thereof and for no other purpose whatsoever. Prior to Closing, all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in strict confidence and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser's potential acquisition thereof; provided however, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys' fees actually incurred) as a result of the unpermitted disclosure or use of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. If Purchaser elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Seller shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material. Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive the Closing and any earlier termination of this Agreement.

     3.8. Provisions Regarding Ability to Assume Existing Note and Existing
          -----------------------------------------------------------------
Mortgage.  Purchaser and Seller acknowledge that the conveyance of the Property
--------
by Seller to Purchaser will be a default under the NY Life Loan Documents, unless such conveyance is effected in accordance with the terms and provisions of the Existing One Time Transfer Letter and/or with the prior written consent and approval of NY Life. Seller acknowledges that Purchaser intends to assign its interests in this Agreement to a limited liability company, partnership or other entity comprised of FPGT and Hines and/or their respective affiliates, which for purposes of this Section 3.8 shall be "Purchaser". Seller shall use commercially reasonable efforts and Purchaser covenants and agrees to cooperate with Seller, and use commercially reasonable efforts to assist Seller to procure from NY Life, as soon as practical after the Effective Date and in any event prior to Closing, such consents and/or estoppel statements and the release of Seller and/or OPCC for liability under the NY Life Loan Documents and the Existing Environmental Indemnity and the Existing Guaranty for events occurring after Closing (and the substitution of Purchaser, by assumption or execution and delivery of new documents, for such liability for events occurring after Closing) (the "NY Life Consents") so that the purchase and sale of the Property in accordance with this Agreement can be effected without causing a default under the NY Life Loan Documents. Such cooperation and commercially reasonable efforts shall include, without limitation, the preparation and delivery to NY Life of such financial statements, operating histories and other information as NY Life may request with respect to Purchaser and its owners and Purchaser's proposed ownership, management and operation of the Property after Closing. Purchaser covenants and agrees to deliver to Seller no later than March 15, 2001, all of Purchaser's comments to the documents proposed to be entered into by and among Purchaser, Seller and NY Life to effect the assumption by Purchaser of the NY Life Loan Documents. Purchaser shall pay the one percent (1%) fee specified in the Existing One Time Transfer Letter; Seller shall pay all of NY Life's other costs and expenses, including, without limitation, NY Life's attorneys' fees and costs in connection with obtaining the NY Life Consents up to but not in excess of $50,000. Purchaser shall pay all such NY Life costs and expenses in excess of $50,000. Neither Seller nor Purchaser shall be required to pay any assumption or transfer fee, pay down any outstanding amount of the Existing Note, agree to effect any improvement or modification to the Property or establish any reserve therefor (except as specified in any NY Life Loan Documents), or modify any of the NY Life Loan Documents in any economically material manner in order to obtain the NY Life Consents. If NY Life Consents satisfactory to Purchaser and Seller have not been obtained by the Closing Date, then this Agreement shall automatically terminate unless extended by written agreement of the Seller and Purchaser. Upon any termination of this Agreement in accordance with this Section 3.8, the Earnest Money shall be disbursed to Purchaser and except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

     3.9. Conduit Agreements.  Seller is hereby authorized to enter into the
          ------------------
Conduit Agreements. If the Conduit Agreements are entered into by Seller, then at Closing Seller will assign the Conduit Agreements to Purchaser pursuant to the Assignment and Assumption of Leases, and Purchaser will assume Seller's obligations under the Conduit Agreements as provided in the Assignment and Assumption of Leases.

                                  ARTICLE 4.
               REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS


     4.1. Representations and Warranties of Seller.  Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser:

     (a)  Organization, Authorization and Consents.  Seller is a duly organized
          ----------------------------------------
and validly existing corporation under the laws of the State of Georgia. Seller has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

     (b)  Action of Seller, Etc. Seller has taken all necessary action to
          ----------------------
authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     (c)  No Violations of Agreements.  Provided the consent of NY Life, as
          ---------------------------
holder of the NY Life Loan Documents, is obtained for the conveyance of the Property to Purchaser, neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Property is bound.

     (d)  Certain Notices.  Seller has received no written notice that any
          ---------------
investigation, action or proceeding is pending, or to the best of Seller's knowledge, threatened, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (ii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

     (e)  Existing Leases.  As of January 5, 2001, (i) other than the Leases
          ---------------
listed in the Rent Roll and Exhibit "L", there is no contract or agreement with respect to the occupancy of the Property or any portion or portions thereof which will be binding on Purchaser after the Closing; (ii) the copies of the Leases heretofore delivered by Seller to Purchaser, all of which are identified on Exhibit "L" are true, correct and complete copies thereof; and (iii) the Leases have not been amended except as evidenced by amendments similarly delivered, all of which are identified on Exhibit "L", and constitute the entire agreement between Seller and the tenants thereunder.

     (f)  Leasing Commissions.  As of January 5, 2001, (i) to Seller's
          -------------------
knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in Exhibit "C" attached hereto (the "Commission Agreements"), (ii) Seller has not executed and delivered any lease
 ---------------------
brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants which remain in effect with respect to the Property except as set forth on Exhibit "C" hereto, and (iii) there are no agreements currently in effect relating to the management and leasing of the Property other than as disclosed on said Exhibit "C" (the "Management Agreement"). All leasing commissions,
                          --------------------
brokerage fees and management fees accrued or due and payable under the Commission Agreements and the Management Agreement, as of the date hereof and at the Closing have been or shall be paid in full; and Seller shall terminate the Management Agreement at Closing at no cost to Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all leasing commissions payable for (A) any new leases entered into after January 5, 2001 that have been approved (or deemed approved) by Purchaser, and (B) the renewal, expansion or extension of any Leases existing as of January 5, 2001 and exercised or effected after January 5, 2001, and (C) those Leases and those renewals, expansions or extensions listed in item V of Exhibit "C" hereto; and Purchaser shall pay to the manager under the Management Agreement leasing commissions with respect to leases entered into (or expansions, renewals or extensions effected) by Purchaser within ninety (90) days after the Closing Date with the tenants or prospective tenants listed in item IV of Exhibit "C", plus any prospective new tenants with whom substantive discussions for a new lease are first held after the date hereof and any existing tenants with whom substantive discussions for the renewal, expansion or extension of existing Leases are first held after the date hereof, provided that negotiations shall be underway at the time of Closing and evidenced by a written proposal made to such new or existing tenant or a signed letter of intent or some equivalent written agreement in principle.

     (g)  Taxes and Assessments.  Except as may be set forth on Exhibit "J"
          ---------------------
attached hereto and made a part hereof, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property.

     (h)  Environmental Matters.  Except as may be set forth in the Existing
          ---------------------
Environmental Reports or in any other Due Diligence Material or as otherwise disclosed in writing by Seller, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law with respect to the Property, nor has Seller received any written notice that any governmental or quasi-governmental authority is contemplating an investigation of the Property, with respect to a violation or suspected violation of any Environmental Law.

     (i)  Compliance with Laws.  Seller has received no written notice alleging
          --------------------
any violations of law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof.

     (j)  Easements and Other Agreements.  Seller has not received any written
          ------------------------------
notice of Seller's default in complying with the terms and provisions of any of the covenants, conditions, restrictions or easements constituting a Permitted Exception.

     (k)  Other Agreements.  To Seller's knowledge, except for the Leases, the
          ----------------
NY Life Loan Documents, the Commission Agreements, the Operating Agreements, the Management Agreement and the Permitted Exceptions, there are no leases, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days notice without payment of premium or penalty; and Seller has not executed and delivered any such leases, management agreements, brokerage agreements, leasing agreements or other agreements or instruments except for the NY Life Loan Documents, the Management Agreement and such other documents and instruments as are contained on the lists of the Leases, the Commission Agreements, the Operating Agreements and the Permitted Exceptions attached as exhibits to this Agreement.

     (l)  Seller Not a Foreign Person.  Seller is not a "foreign person" which
          ---------------------------
would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

     (m)  Condemnation.  Seller has received no written notice of the
          ------------
commencement of any proceedings for taking by condemnation or eminent domain of any part of the Property.

     (n)  Employees.  Seller has no employees to whom by virtue of such
          ---------
employment Purchaser will have any obligation after the Closing.

     (o)  Pending Actions.  Seller has not received written notice of any
          ---------------
action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

     (p)  Litigation.  Except as set forth on Exhibit "M" attached hereto and
          ----------
made a part hereof and other than claims for personal injury or property damage which are fully covered by Seller's liability insurance (other than any deductibles related to such insurance), Seller has no knowledge of any material action, suit or proceeding pending or threatened against or affecting the Property, or arising out of Seller's ownership, management or operation of the Property, this Agreement or the transactions contemplated hereby.

     (q)  Rent Roll. To the best of Seller's knowledge, the Rent Roll is
          ---------
accurate and complete as of January 5, 2001, and the Rent Roll shall be updated to the Closing Date and included therewith shall be a schedule to include all arrearages in rent as of the Closing (the "Rent Roll").
                                           ---------

     (r)  Leases - Default.  Except as may be described in the Rent Roll or a
          ----------------
schedule attached thereto by Seller, as of January 5, 2001, Seller has not received any written notice of termination or default under any of the Leases which remains uncured, and Seller has no actual knowledge, without having made any investigation, of any existing or uncured default by Seller or by any tenant under any of the Leases, and no tenant has asserted to Seller in writing any defense, set-off or counterclaim remaining outstanding with respect to its tenancy or its obligation to pay rent, additional rent and other charges pursuant to its Lease.

     (s)  Leases - Guaranties.  To the best of Seller's knowledge, as of January
          -------------------
5, 2001, Exhibit "N" sets forth a list of all guaranties of the tenants' obligations under the Leases, and to the best of Seller's knowledge all of such guaranties remain in full force and effect.

     (t)  Operating Agreements. To the best of Seller's knowledge, the Operating
          --------------------
Agreements set forth on Exhibit "H" hereto are a complete and accurate list of all of the operating agreements, service contracts, equipment, labor, or material contracts, maintenance or repair contracts, and similar agreements (other than the Leases) related exclusively to the upkeep, repair, maintenance or operation of the Property. Seller has delivered to Purchaser complete and accurate copies of the Operating Agreements set forth on Exhibit "H" hereto.

     (u)  Governmental Permits.  Seller has not been notified in writing, that
          --------------------
Seller has not obtained all material permits, licenses, certificates of occupancy, approvals, and authorizations from the applicable governmental authorities required for the occupancy and use of the Property in its current operations nor that any of such are not in good standing.

     (v)  Seller's Documents.  Subject to the provisions of Section 3.2(b)
          ------------------
hereof, Seller has not intentionally hidden or withheld from Purchaser all or any part of any documents or agreements affecting or related to the Property.

     (w)  NY Life Loan.  With respect to the NY Life Loan:
          ------------

               (i) Copies of those NY Life Loan Documents attached as Exhibit "B" hereto are true, correct and complete copies of such documents and there are no other amendments, modifications or supplementations thereto except as listed on Exhibit "B";

               (ii) NY Life has never given Seller written notice of any default by Seller under the NY Life Loan Documents, and to the best of Seller's knowledge, no default or event of default exists under the NY Life Loan Documents nor does any state of facts or circumstance exist which with the giving of notice or the passage of time would constitute a default or event of default; provided, however, that if any default or event of default by Seller is declared by NY Life prior to the Closing, Seller agrees to cure does not result in Seller's expenditure of any amount in excess of $200,000; and

               (iii) As of Closing the principal balance outstanding under the NY Life Loan Documents will be approximately $76,267,914.00, but in any event, no less than $76,000,000.00.

     (x) Seller's principal business is the ownership, operation and leasing of the Property.

     (y)  ERISA. Seller is not a "party in interest" (as that term is defined in
          -----
Section 3(14) of ERISA) to FPGT.

     The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to Seller's right to update such representations and warranties by written notice to Purchaser and in Seller's Certificate to be delivered pursuant to Section 5.1(i) hereof; provided that such right to update shall not relieve Seller from any liability by reason of any inaccuracy in such representations and warranties as of the date originally made. All representations and warranties made in this Agreement by Seller other than those in subsections (a), (b) and (c) as to which there shall be no limitation, shall survive the Closing for a period of two hundred seventy (270) days, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of said two hundred seventy (270) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within one hundred eighty (180) days after the giving of such notice.

     Notwithstanding anything to the contrary contained in this Section 4.1, Seller shall have no liability to Purchaser for the breach of any representation or warranty made in this Agreement unless the loss resulting from Seller's breach of its representations and warranties exceeds, in the aggregate, Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Deductible") in which
                                                        ----------
event Seller shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Seller's and OPCC's (if applicable pursuant to the Seller's Certificate) collective total liability for any such breach or breaches exceed, in the aggregate, Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000
US). For avoidance of doubt, the foregoing limitations do not apply to any covenants or indemnities of Seller contained in this Agreement and not expressly characterized as representations or warranties. In no event shall Seller be liable for, nor shall Purchaser seek, any punitive damages; and in no event shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to the Closing or which was contained in the Due Diligence Material or in any of Seller's files, books or records made available to Purchaser for inspection.

     Additionally, delivery by Seller to Purchaser of Tenant Estoppel Certificates in form and content meeting the requirements of Section 6.1(d) shall release Seller from any liability for breach of warranty under Sections 4.1(e), (f), (q), (r) and (s) hereof with respect to the Leases for which such Tenant Estoppel Certificates were given.

     Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on Seller's behalf or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property is located.
Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser's own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on Seller's behalf. Purchaser intends to inspect the Property and to become familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Property its "as is" condition, "with all faults," on the Closing Date. The provisions of the foregoing three
(3) paragraphs of this Section shall survive the Closing.

     4.2. Knowledge Defined.  All references in this Agreement to the "knowledge
          -----------------
of Seller", "the best of Seller's knowledge" and the like shall refer only to the actual knowledge of Marie Kastens and Ignacio de Quesada of Seller's property manager of the Property, each of whom has been actively involved in the management of Seller's business in respect of the Property in the capacities of Seller's manager's Atlanta properties' General Manager and Asset Manager, respectively, for approximately two and one-half (2 1/2) years. Prior to any permitted assignment of this Agreement by Purchaser, the terms "known to Purchaser", "to Purchaser's knowledge" and any other reference limiting any warranty or representation to the knowledge of Purchaser or Hines shall mean, as to Hines, the actual knowledge of Robert Patterson Voyles. The terms "knowledge of Seller," "the best of Seller's knowledge" and the like, or "known to Purchaser" shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or Purchaser, said property manager, or any affiliate of either of them, or to any other officer, agent, manager, representative or employee of Seller or Purchaser (except as identified above) or said property manager, or any of their respective affiliates, or to impose on any of the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individuals named above arising out of any representations or warranties made herein or otherwise.

     4.3. Covenants and Agreements of Seller.
          ----------------------------------

     (a)  Leasing Arrangements.  During the pendency of this Agreement, Seller
          --------------------
will not enter into any lease affecting the Property, or modify or amend in any material respect, or terminate, any of the existing Leases without Purchaser's prior written consent in each instance, which consent, prior to the expiration of the Inspection Period, shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to Seller given within five (5) Business Days after Seller's written request therefor, each of which requests shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease. If Purchaser fails to notify Seller in writing of its approval or disapproval within said five (5) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable attorneys' fees actually incurred, by Seller pursuant to a renewal or expansion of any existing Lease or new Lease approved (or deemed approved) by Purchaser hereunder.

     (b)  New Contracts.  During the pendency of this Agreement, Seller will not
          -------------
enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property or any part thereof subsequent to the Closing without Purchaser's prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause prior to Closing.

     (c)  Operation of Property.  During the pendency of this Agreement, Seller
          ---------------------
shall continue to operate the Property in a good and businesslike fashion consistent with Seller's past practices.

     (d)  Tenant Estoppel Certificates.  Seller shall endeavor in good faith
          ----------------------------
(but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing a written Tenant Estoppel Certificate in the form attached hereto as Exhibit "I" signed by each tenant under each of the Leases; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 6.1(d) hereof; and in no event shall the inability or failure of Seller to obtain and deliver said Tenant Estoppel Certificates (Seller having used its good faith efforts as set forth above) be a default of Seller hereunder.

     (e)  NY Life Loan Documents.  During the pendency of this Agreement, except
          ----------------------
as expressly provided in this Agreement, Seller shall not amend or modify any of the NY Life Loan Documents without the prior written consent of Purchaser.

     (f)  No Other Agreements.  During the pendency of this Agreement, Seller
          -------------------
shall not enter into any agreement, nor negotiate for such purpose, which conveys any right or interest in the Property or agrees to do so in the future on any condition whatsoever.

     4.4. Representations and Warranties of Purchaser.  Purchaser hereby makes
          -------------------------------------------
the following representations and warranties to Seller:

     (a)  Organization, Authorization and Consents.  Purchaser is a duly
          ----------------------------------------
organized and validly existing limited liability company under the laws of the State of Delaware. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

     (b)  Action of Purchaser, Etc.   Purchaser has taken all necessary action
          -------------------------
to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute its valid and binding obligation and agreement, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     (c)  No Violations of Agreements. Neither the execution, delivery or
          ---------------------------
performance of this Agreement by such party , nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which it is bound.

     (d)  Litigation.  To such party's knowledge, it has received no written
          ----------
notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser's right to update such representations and warranties by written notice to Seller and in Purchaser's certificate to be delivered pursuant to
Section 5.2(d) hereof; provided that such right to update shall not relieve Purchaser from any liability by reason of any inaccuracy in such representations and warranties as of the date originally made. All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of two hundred seventy (270) days, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller gives Purchaser written notice prior to the expiration of said two hundred seventy (270) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within one hundred eighty (180) days after the giving of such notice.

                                  ARTICLE 5.
               CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

     5.1. Seller's Closing Deliveries.  For and in consideration of, and as a
          ---------------------------
condition precedent to Purchaser's delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required and which obligation shall survive Closing to the extent not fully performed at Closing:

     (a)  Warranty Deed.  A limited warranty deed to the Land and Improvements,
          -------------
in the form attached hereto as Schedule 1 (the "Warranty Deed"), subject only to
                                                -------------
the Permitted Exceptions, and executed, acknowledged and sealed by Seller. The legal descriptions of the Land set forth in said warranty deed shall be based upon and conform to the applicable record title legal description contained in Seller's vesting deed;

     (b)  Quitclaim Deed.  If requested by Purchaser, one or more quitclaim
          --------------
deeds to the Land and Improvements (or any portion or portions thereof), in form and substance reasonably satisfactory to Seller, and executed, acknowledged and sealed by Seller;

     (c)  Bill of Sale.  A bill of sale for the Personal Property, in form
          ------------
attached hereto as Schedule 2 (the "Bill of Sale"), with a limited warranty of
                                    ------------
title as to specific, inventoried items of Personal Property only but without warranty as to the title of any other items of Personal Property or the condition of the Personal Property;

     (d)  Assignment and Assumption of Leases and Security Deposits.  Two (2)
          ---------------------------------------------------------
counterparts of an assignment and assumption of Leases and Security Deposits and, to the extent required elsewhere in this Agreement, the obligations of Seller under the Commission Agreements in the form attached hereto as Schedule 3 (the "Assignment and Assumption of Leases"), executed, acknowledged and sealed
      -----------------------------------
by Seller;

     (e)  Updated Rent Roll.  An update of the Rent Roll (with modifications as
          -----------------
appropriate), certified by Seller to be accurate in all material respects as of the date of Closing;

     (f)  Assignment and Assumption of Operating Agreements.  Two (2)
          -------------------------------------------------
counterparts of an assignment and assumption of Operating Agreements which Purchaser has elected to assume in the form attached hereto as Schedule 4 (the "Assignment and Assumption of Operating Agreements"), executed, acknowledged and
 -------------------------------------------------
sealed by Seller;

     (g)  General Assignment.  An assignment of the Intangible Property in the
          ------------------
form attached hereto as Schedule 5 (the "General Assignment"), executed,
                                         ------------------
acknowledged and sealed by Seller;

     (h)  Seller's Affidavit.  An owner's affidavit substantially in the form
          ------------------
attached hereto as Schedule 6 "Seller's Affidavit"), stating that there are no
                               ------------------
known boundary disputes with respect to the Property, that there are no parties in possession of the Property other than Seller and the tenants under the Leases, that there are no brokers except as disclosed herein, that any improvements or repairs made by, or for the account of, or at the instance of Seller to or with respect to the Property within ninety (90) days prior to the Closing have been paid for in full (or that adequate provision has been made therefor to the reasonable satisfaction of the Title Company), and including such other matters as may be reasonably requested by the Title Company;

     (i)  Seller's Certificate.  A certificate in the form attached hereto as
          --------------------
Schedule 7 ("Seller's Certificate") executed by Seller and OPCC, evidencing the
             --------------------
reaffirmation of the truth and accuracy in all material respects of Seller's representations, warranties, and agreements set forth in Section 4.1 hereof, with such modifications thereto as may be appropriate in light of any change in circumstance since the Effective Date;

     (j)  FIRPTA Certificate  A FIRPTA Certificate in the form attached hereto
          -----------------
as Schedule 8;

     (k)  Withholding Affidavit.  An affidavit with respect to Seller in the
          ---------------------
form attached hereto as Schedule 9, to establish its residency in the State of Georgia as contemplated by Georgia law such that the proceeds of the sale of the Property are not subject to the withholding laws of the State of Georgia;

     (l)  Evidence of Authority  Such documentation as may reasonably be
          ---------------------
required by Purchaser and Purchaser's title insurer to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

     (m)  Settlement Statement  A settlement statement setting forth the amounts
          --------------------
paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

     (n)  Surveys and Plans.  Such surveys, site plans, plans and
          -----------------
specifications, and other matters relating to the Property as are in the possession of Seller to the extent not theretofore delivered to Purchaser;

     (o)  Certificates of Occupancy.  To the extent the same are in Seller's
          -------------------------
possession, original or photocopies of certificates of occupancy for all space within the Improvements located on the Property;

     (p)  Leases.  To the extent the same are in Seller's possession or control,
          ------
original executed counterparts of the Leases;

     (q)  Tenant Estoppel Certificates.  All originally executed Tenant Estoppel
          ----------------------------
Certificates as may be in Seller's possession;

     (r)  Notices of Sale to Tenants.  Seller will join with Purchaser in
          --------------------------
executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the "Tenant Notices of Sale"), which Purchaser shall send to each
                ----------------------
tenant under the Leases informing such tenant of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's interest in the Leases and the Security Deposits and directing that all rent and other sums payable for periods after the Closing under such Lease shall be paid as set forth in said notices;

     (s)  Notices of Sale to Service Contractors and Leasing Agents.  Seller
          ---------------------------------------------------------
will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the "Other Notices of Sale"), which
                                           ---------------------
Purchaser shall send to each service provider and leasing agent under the Operating Contracts and Commission Agreements (as the case may be) assumed by Purchaser at Closing informing such service provider or leasing agent (as the case may be) of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's obligations under the Operating Agreements and Commission Agreements arising after the Closing Date and directing that all future statements or invoices for services under such Operating Agreements and/or Commission Agreements for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;

     (t)  Keys and Records.  All of the keys to any door or lock on the Property
          ----------------
and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's property manager which Seller deems proprietary) relating to the Property in Seller's possession; and

     (u)  Broker Release.  Such lien waivers and releases from Broker as shall
          --------------
be necessary to obtain deletion of any reference thereto in Purchaser's title policy.

     (v)  Other Documents.  Such other documents as shall be reasonably
          ---------------
requested by Purchaser's title insurer to effectuate the purposes and intent of this Agreement.

     5.2. Purchaser's Closing Deliveries. Purchaser shall obtain or execute and
          ------------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required which obligation shall survive Closing to the extent not fully performed at Closing:

     (a)  Assignment and Assumption of Leases.  Two (2) counterparts of the
          -----------------------------------
Assignment and Assumption of Leases, executed, acknowledged and sealed by Purchaser;

     (b)  Assignment and Assumption of Operating Agreements.  Two (2)
          -------------------------------------------------
counterparts of the Assignment and Assumption of Operating Agreements, executed, acknowledged and sealed by Purchaser;

     (c)  General Assignment.  Two (2) counterparts of the General Assignment,
          ------------------
executed, acknowledged and sealed by Purchaser;

     (d)  Purchaser's Certificate.  A certificate in the form attached hereto
          -----------------------
as Schedule 10 ("Purchaser's Certificate"), evidencing the reaffirmation of the
                 -----------------------
truth and accuracy in all material respects of Purchaser's representations, warranties and agreements contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;

     (e)  Notice of Sale to Tenants.  The Tenant Notices of Sale, executed by
          -------------------------
Purchaser, as contemplated in Section 5.1(r) hereof;

     (f)  Notices of Sale to Service Contractors and Leasing Agents.  The Other
          ---------------------------------------------------------
Notices of Sale to Service Contractors and Leasing Agents, as contemplated in
Section 5.1(s) hereof;

     (g)  Settlement Statement  A settlement statement setting forth the amounts
          --------------------
paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

     (h)  Evidence of Authority. A copy of resolutions of the Board of Directors
          ---------------------
of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered; and

     (i)  Other Documents.  Such other documents as shall be reasonably
          ---------------
requested by Seller's counsel to effectuate the purposes and intent of this Agreement.

     5.3. Closing Costs. Seller shall pay the cost of the documentary stamps or
          -------------
transfer taxes imposed by the State of Georgia upon the conveyance of the Property pursuant hereto, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of any owner's title insurance premium and title examination fees, the cost of the Survey, all recording fees on all instruments to be recorded in connection with this transaction, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser's due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

     5.4. Prorations and Credits.  The items in this Section 5.4 shall be
          ----------------------
prorated between Seller and Purchaser or credited, as specified:

     (a)  Taxes.  All general real estate taxes imposed by any governmental
          -----
authority ("Taxes") for the year in which the Closing occurs shall be prorated
            -----
between Seller and Purchaser as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the prior year's tax bill.

     (b)  Reproration of Taxes.  After receipt of final Taxes and other bills,
          --------------------
Purchaser shall prepare and present to Seller a calculation of the reproration of such Taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation and appropriate back-up information. Purchaser shall provide Seller with appropriate backup materials related to the calculation, and Seller may inspect Purchaser's books and records related to the Property to confirm the calculation. The provisions of this
Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

     (c)  Rents, Income and Other Expenses.  Rents and any other amounts
          --------------------------------
actually paid by tenants shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser's review and approval prior to Closing. Purchaser shall receive at Closing a credit for Purchaser's pro rata share of the rents, additional rent, common area maintenance charges, tenant reimbursements and escalations, and all other payments actually paid for the month of Closing and for all other rents and other amounts that apply to periods from and after the Closing, but which are received by Seller prior to Closing. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by tenants under their respective Leases that apply to periods prior to Closing but are received by Purchaser after Closing; provided, however, that any rents or other payments by tenants shall be applied first to any current amounts owing by such tenants, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to Seller to the extent of delinquencies existing at the time of Closing to which Seller is entitled; it being understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases or any portion thereof, which are delinquent or past due as of the Closing Date. Any reimbursements payable by any tenant under the terms of any tenant lease affecting the Property as of the Closing Date, which reimbursements pertain to such tenant's pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Property at any time prior to the Closing, shall be prorated upon Purchaser's actual receipt of any such reimbursements, on the basis of the number of days of Seller and Purchaser's respective ownership of the Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller Seller's pro rata portion of such reimbursements within thirty (30) days after Purchaser's receipt thereof. Conversely, if any tenant under any such Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, Seller shall, within thirty (30) days following Purchaser's demand therefor, pay to Purchaser any amount equal to Seller's pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth. Purchaser shall receive at Closing a credit for all Security Deposits (plus interest thereon to the extent required to be paid under any Lease) transferred and assigned to Purchaser at Closing in connection with the Leases (provided that no credit shall be given for any letters of credit held as Security Deposits), together with a detailed inventory of such Security Deposits certified by Seller in the updated Rent Roll to be delivered by Seller at Closing. At Closing Seller shall execute and deliver to Purchaser such assignments and other documents as are necessary to provide Purchaser the documentation to allow Purchaser to effect the transfer of such letters of credit to Purchaser or the issuance of substitute letters of credit to Purchaser. Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, interest accrued but unpaid under the Existing Note and normally prorated operating expenses actually paid or payable as of the Closing Date shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such rents, taxes or charges which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to tenants of operating expenses or common area maintenance costs under the Leases [where such fiscal year(s) include(s) the Closing Date], Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from tenants for periods prior to the Closing Date. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. The provisions of this Section 5.4 shall survive the Closing.

     (d)  Tenant Inducement Costs.  Set forth on Exhibit "K" attached hereto and
          -----------------------
made a part hereof is a list of tenants at the Property with respect to which Tenant Inducement Costs and/or leasing commissions have not been paid in full as of January 5, 2001. Seller shall pay all such Tenant Inducement Costs and leasing commissions set forth in Exhibit "K" as and when the same are due and payable. If said amounts have not been paid in full on or before Closing, Purchaser shall receive a credit against the cash portion of the Purchase Price in the aggregate amount of all such Tenant Inducement Costs and leasing commissions remaining unpaid at Closing, and Purchaser shall assume the obligation to pay amounts payable after Closing up to the amount of such credit received at Closing. Except as may be specifically provided to the contrary elsewhere in this Agreement, Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after Closing) (i) as a result of any renewals or extensions or expansions of existing Leases approved or deemed approved by Purchaser in accordance with Section 4.3(a) hereof between January 5, 2001 and the Closing Date and under any new Leases, approved or deemed approved by Purchaser in accordance with said Section 4.3(a), and (ii) all Tenant Inducement Costs and leasing commissions that first become due and payable after Closing.

     (e)  Conduit Agreements Adjustments.  Purchaser shall be entitled to all
          ------------------------------
license fees (one-time or otherwise) and other payments due to Seller under the Conduit Agreements, and Purchaser shall receive a credit at Closing for any of such amounts paid to Seller prior to the Closing. All costs of installing conduits pursuant to the Conduit Agreements plus the commission due US Realtel, as set forth in the Conduit Value Chart, shall be borne by Purchaser, and Purchaser shall reimburse Seller at Closing for all amounts expended by Seller prior to Closing in effecting such installation and in paying such commission.

                                  ARTICLE 6.
                             CONDITIONS TO CLOSING

     6.1. Conditions Precedent to Purchaser's Obligations.  The obligations of
          -----------------------------------------------
Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date:

     (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to Section 5.1 hereof;

     (b) Seller shall have performed, in all material respects and without reference to the Deductible, all covenants, agreements and undertakings of Seller contained in this Agreement;

     (c) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects and without reference to the Deductible as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Seller's knowledge and without modification (by update or otherwise, as provided in Section 5.1(i) hereof);

     (d) Tenant Estoppel Certificates from tenants occupying not less than eighty-five percent (85%) of the aggregate net rentable square footage of all of the Improvements located on the Property including, without limitation, Tenant Estoppel Certificates executed by each of the Major Tenants, shall have been delivered to Purchaser, with each such estoppel certificate (i) to be substantially in the form attached hereto as Exhibit "I" (the addition by any tenant of "To Tenant's knowledge" or words of similar import or content, at the beginning of the third sentence of paragraph 7 of such form shall not constitute a substantial change from such form), (ii) to be dated within forty-five (45) days prior to the Closing Date, (iii) to confirm the terms of the applicable Lease, as contained in the copies of the Leases obtained by or delivered to Purchaser, and (iv) to confirm the absence of any defaults under the applicable Lease as of the date thereof. The delivery of said Tenant Estoppel Certificates shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said Tenant Estoppel Certificates, Seller having used its good faith efforts to obtain the same, shall not constitute a default by Seller under this Agreement. Notwithstanding anything to the contrary contained herein, if Seller has been unable to obtain and deliver to Purchaser by Closing the applicable percentage of Tenant Estoppel Certificates meeting the requirements set forth above, then, at the option of Seller, this condition to Closing may be satisfied by Seller's execution and delivery to Purchaser at Closing, on behalf of any one or more tenants which have failed to provide the required Tenant Estoppel Certificate an estoppel certificate substantially in the form attached hereto as Schedule 11 ("Seller's Estoppel") (provided that Seller's Estoppels
                        -----------------
cannot be delivered with respect to any Major Tenant or any tenants occupying more than five percent (5%) of the aggregate net rentable square footage of all of the Improvements); and provided that Seller's liability under any such Seller's Estoppel so executed and delivered by Seller to Purchaser at Closing shall cease and terminate upon the receipt by Purchaser after Closing of a duly executed Tenant Estoppel Certificate from the tenant under the applicable Lease covered in such Seller's Estoppel complying with this subparagraph (d).

     (e)  The NY Life Consents shall have been obtained on or prior to Closing.

     (f) An estoppel from the Department of Transportation of the State of Georgia regarding the various agreements and right-of-way deeds with and to the Department of Transportation shall have been obtained at or prior to Closing.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date or other applicable deadline (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

     6.2. Conditions Precedent to Seller's Obligations.  The obligations of
          --------------------------------------------
Seller hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Seller in its sole discretion by written notice to Purchaser at or prior to the Closing Date:

     (a) Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

     (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to Section 5.2 hereof;

     (c) Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

     (d) All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser's knowledge and without modification (by update or otherwise, as provided in Section 5.2(d) hereof).

     (e)  The NY Life Consents shall have been obtained on or prior to Closing.

     (f) An estoppel from the Department of Transportation of the State of Georgia regarding the various agreements and right-of-way deeds with and to the Department of Transportation shall have been obtained at or prior to Closing.

                                  ARTICLE 7.
                           CASUALTY AND CONDEMNATION

     7.1. Casualty.  Risk of loss up to and including the Closing Date shall be
          --------
borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. For purposes of this Agreement, the term "immaterial damage or destruction"
                                          --------------------------------
shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of $500,000.00 or less; (ii) which can be restored and repaired within sixty (60) days from the date of such damage or destruction;
(iii) which are not so extensive as to allow any Major Tenant to terminate its Lease on account of such damage or destruction; and (iv) in which Seller's rights under its rent loss insurance policy covering the Property are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.

     In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller's insurers. For purposes of this Agreement "material damage
                                                                 ---------------
or destruction" shall mean all instances of damage or destruction that are not
--------------
immaterial, as defined herein.

     7.2. Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days after the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this
Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired and Purchaser has delivered the Additional Earnest Money to Escrow Agent, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

                                  ARTICLE 8.
                             DEFAULT AND REMEDIES

     8.1. Purchaser's Default.  If Purchaser defaults in its obligation, if any,
          -------------------
to consummate this transaction Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser's default, and that said Earnest Money is a reasonable estimate of Seller's probable loss in the event of default by Purchaser. Seller's retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the
Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser's liability for Purchaser's obligations under Sections 3.1(b), 3.1(c), 3.7 and 10.1 of this Agreement. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller's actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

     8.2. Seller's Default.  If Seller defaults in its obligations, if any, to
          ----------------
consummate this transaction, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money from Escrow Agent and reimbursement from Seller for all costs actually incurred to third parties in connection with this Agreement not to exceed $200,000, which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder; provided, however if

Purchaser elects to enforce specific performance as permitted herein and specific performance is not available through Seller's intentional and deliberate acts in selling the Property to a third party or conveying the Property as security for debt, then Purchaser may sue for and obtain such damages and further relief as the law and equity may allow. Subject to the immediately preceding sentence, Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected (a) above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which the Closing was to have occurred.

                                  ARTICLE 9.
                                  ASSIGNMENT

     9.1. Assignment.  This Agreement and all rights and obligations hereunder
          ----------
shall not be assignable by any party without the written consent of the other; provided that the interest of Purchaser under this Agreement may be assigned to any type of legal entity in which FPGT and/or Hines or their respective affiliates is/are the sole owners with written notice thereof to Seller contemporaneous with such assignment. Upon any such permitted assignment and assumption of this Agreement by the permitted assignee and such permitted assignee's purchase of the Property, the assigning party shall be released and relieved of any further obligation under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

                                  ARTICLE 10.
                             BROKERAGE COMMISSIONS

     10.1. Broker.  Upon the Closing, and only in the event the Closing occurs,
           ------
Seller shall pay a brokerage commission to Eastdil Realty Company, LLC ("Broker") pursuant to a separate agreement between Seller and Broker. Broker
  ------
has joined in the execution of this Agreement for the purpose of acknowledging and agreeing that no real estate commission shall be earned by it or due it if the transaction contemplated herein does not close for any reason whatsoever. Broker acknowledges and agrees that it shall look solely to Seller, and not to Purchaser, for the payment of such commission, and Broker hereby waives and releases any present or future claims against Purchaser for the payment of such commission. In addition, Broker (upon receipt of its brokerage commission) agrees to execute and deliver to Seller and Purchaser at the Closing a release and waiver of any claim Broker may have against Purchaser or the Property. Broker shall and does hereby indemnify and hold Purchaser and Seller harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Purchaser or Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Broker. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.

                                  ARTICLE 11.
                                 MISCELLANEOUS

     11.1. Notices.  Wherever any notice or other communication is required or
           -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

           PURCHASER:           Hines Interests Limited Partnership
                                Three First National Plaza
                                20 West Madison, Suite 440
                                Chicago, Illinois 60602
                                Attention:     C. Kevin Shannahan
                                Facsimile:     312/346-4180

           with a copy to:      King & Spalding
                                191 Peachtree Street, Suite 4800
                                Atlanta, Georgia 30303-1763
                                Attention:     Scott J. Arnold
                                Facsimile:     404/572-5148

          and with a copy to:   Hines Interests Limited Partnership
                                Five Ravinia Drive
                                Atlanta, Georgia 30346
                                Attention:     Robert P. Voyles
                                Facsimile:     770/206-5325

          and with a copy to:   General Motors Investment Management Corporation
                                767 Fifth Avenue
                                New York, New York 10153
                                Attention:     Joseph Strecher

                                Facsimile:     212/418-3651

          and with a copy to:   Kirkland & Ellis
                                200 East Randolph Drive
                                Chicago, Illinois 60601
                                Attention:     Stephen G. Tomlinson
                                Facsimile:     312/861-2200

          and with a copy to:   LR Capital
                                2911 Turtle Creek Boulevard
                                Suite 900A
                                Lock Box 102
                                Dallas, Texas 75219
                                Attention:     Michael Romo
                                Facsimile:     214/521-4793

          SELLER:               Overseas Partners (AFC), Inc.
                                115 Perimeter Center Place, Suite 940
                                Atlanta, Georgia 30346
                                Attention: Michael J. Molletta
                                Facsimile: (770) 913-6750

          with a copy to:       Troutman Sanders LLP
                                600 Peachtree Street, N.E., Suite 5200
                                Atlanta, Georgia 30308-2216
                                Attn: James W. Addison
                                Facsimile: (404) 962-6500

          OPCC:                 Overseas Partners Capital Corp.
                                115 Perimeter Center Place, Suite 940
                                Atlanta, Georgia 30346
                                Attention: Michael J. Molletta
                                Facsimile: (770) 913-6750

          with a copy to:       Troutman Sanders LLP
                                Suite 5200
                                600 Peachtree Street, N.E.
                                Atlanta, Georgia 30308-2216
                                Attn: James W. Addison
                                Facsimile: (404) 962-6500

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or transmission shall be deemed effectively given or received on the Business Day transmission of such notice is received.

     11.2  Possession.  Full and exclusive possession of the Property, subject
           ----------
to the Permitted Exceptions and the rights of the tenants under the Leases, shall be delivered by Seller to Purchaser on the Closing Date.

     11.3  Time Periods.  If the time period by which any right, option, or
           ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

     11.4  Publicity.  The parties agree that no party shall, with respect to
           ---------
this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. No party shall record this Agreement or any notice hereof.

     11.5  Discharge of Obligations.  The acceptance by Purchaser of Seller's
           ------------------------
Warranty Deed hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

     11.6  Severability.  This Agreement is intended to be performed in
           ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     11.7  Construction.  This Agreement shall not be construed more strictly
           ------------
against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     11.8  Sale Notification Letters.   Promptly following the Closing,
           -------------------------
Purchaser shall deliver the Tenant Notices of Sale to each of the respective tenants under the Leases and the Other Notices of Sale to each service provider and leasing agent, the obligations under whose

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

respective Operating Agreements and Commission Agreements Purchaser has assumed at Closing. The provisions of this Section shall survive the Closing.

     11.9   Survival.  The provisions of this Article 11 and the provisions of
            --------
Sections 3.1(b), 3.1(c), 3.3, 3.7, 5.1, 5.2, 5.4, 6.1(d) and 10.1 shall survive the Closing to the extent provided in this Agreement and any earlier termination of this Agreement and shall not be merged into the execution and delivery of the Warranty Deed.

     11.10  General Provisions.  No failure of either party to exercise any
            ------------------
power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     11.11  Attorney's Fees.  If Purchaser or Seller brings an action at law or
            ---------------
equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney's fees actually incurred from the other.

     11.12  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

     11.13  OPCC's Agreement.  OPCC, as the owner of all issued and outstanding
            ----------------
shares of stock in Seller, joins in the execution and delivery of this Agreement for the sole purpose of agreeing, and OPCC does hereby agree, that (a) at Closing OPCC shall join with Seller, jointly and severally, in the execution and delivery of Seller's Certificate and any Seller's Estoppel; (b) after the Closing, OPCC shall be jointly and severally obligated with Seller, to cause Seller to deliver the documents required pursuant to Section 5.1 hereof, to effect appropriate adjustments and payments pursuant to Section 5.4 hereof and to indemnify Purchaser pursuant to the provisions of Section 10.1 hereof; and (c) the provisions of Sections 11.1,
11.11 and 11.12 hereof shall be applicable to OPCC.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                     SELLER:

                                     OVERSEAS PARTNERS (AFC), INC.,
                                     a Georgia corporation

                                     By:    /s/ Michael J. Molletta
                                        ---------------------------
                                     Name:  Michael J. Molletta
                                     Title: Vice President

                                                   (CORPORATE SEAL)

                      [Signatures continued on next page]

                   [Signatures continued from previous page]


                                        PURCHASER:

                                        HINES INTERESTS LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: Hines Holdings, Inc.,
                                            a Texas corporation,
                                            its general partner


                                        By: /s/ C. Kevin Shannahan
                                            ---------------------------
                                            C. Kevin Shannahan
                                            Executive Vice President

                                                (CORPORATE SEAL)

                   [Signatures continued from previous page]


                                        OVERSEAS PARTNERS CAPITAL CORP.,
                                        a Delaware corporation


                                        By:    /s/ Michael J. Molletta
                                           ------------------------------
                                        Name:  Michael J. Molletta
                                        Title: Vice President

                                                       (CORPORATE SEAL)

     IN WITNESS WHEREOF, the undersigned Broker has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 10.1 hereof.

                                        BROKER

                                        EASTDIL REALTY COMPANY, LLC

Date of Execution:
                                        By:
                                        Name:
_____________________, 2001             Title:

                                                                 (SEAL)